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                                                                  EXHIBIT 10.26

     AGREEMENT ("Agreement") dated as of May 7, 1997 by and among UNION CARBIDE CORPORATION, a New York corporation formerly known as Union Carbide Chemicals and Plastics Company Inc. ("UCC") with offices at 39 Old Ridgebury Road, Danbury, Connecticut 06817; D-S SPLITTER, INC., a Delaware corporation ("D-S") with offices at 9830 Colonnade Boulevard, San Antonio, Texas 78230; JLM INDUSTRIES, INC., a Delaware corporation ("JLM") with offices at 8675 Hidden River Parkway, Tampa, Florida 33637; and OLEFINS TERMINAL CORPORATION, a Delaware corporation (the "OTC") with offices at Houston, Texas. UCC, D-S and JLM are sometimes referred to herein collectively as the "Note Purchasers".

                             W I T N E S S E T H:

     WHEREAS, UCC, D-S, JLM, and OTC entered into a Note, Stock and Warrant Purchase Agreement dated August 15,1991 (hereinafter called the "Purchase Agreement") pursuant to which D-S and JLM purchased shares of common stock of OTC, UCC purchased a warrant for the purchase of shares of common stock of OTC and the Note Purchasers purchased subordinated notes of OTC;

     WHEREAS, OTC on August 15, 1991 entered into a Credit Agreement (the "Credit Agreement") with Bank of America National Trust and Savings Association ("Bank of America") as Agent for the Banks (as such term is defined therein) (the "Agent,") under which the Agent agreed to make available to OTC a term credit facility and a debt service facility (together, the "Credit Facility");

     WHEREAS, The Company used the proceeds from such purchases and from the Credit Facility to finance the development and construction of a polymer grade propylene storage and terminal facility (the "Facility") located at Seabrook, Texas on property owned by Baytank (Houston), Inc.;

     WHEREAS, in connection with the Credit Facility, D-S, UCC and JLM entered into the Support Agreement dated August 15, 1991 (the "Support Agreement") for the benefit of OTC and Bank of America pursuant to which D-S, UCC and JLM each agreed to invest in OTC certain additional amounts to be used to fund repayment of OTC's obligations under the Credit Agreement;

     WHEREAS, OTC proposes to refinance and repay in obligations under the Credit Facility;

     WHEREAS, D-S, UCC, JLM, OTC and Bank of America have agreed that in connection with OTC's repayment of the Credit Facility the Purchased Note of OTC held by UCC will be repaid in full by OTC, the warrant for shares of OTC common stock held by UCC will be returned to OTC and be canceled, UCC's obligations under


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the Support Agreement will be terminated and extinguished and UCC will receive the transferable and assignable right to use the Facility for up to 100,000 metric tons of throughput of polymer grade propylene; and

     WHEREAS, all the parties wish to enter into this Agreement to provide for the foregoing;

     NOW, THEREFORE, the parties agree as follows:

1.   Definitions
          Unless otherwise defined herein, all terms with initial capitalization shall have the meanings given to them in the Purchase Agreement, a copy of which is attached hereto as Exhibit "A".

2.   Repayment of UCC's Note
          Notwithstanding the provisions of the Purchase Agreement including, but not limited to Section 2 thereof, OTC shall, on or before May 13, 1997, pay UCC the face amount of the Purchased Note which it purchased pursuant to the Purchase Agreement plus accrued interest thereon as specified In the Purchased Note in the total amount of US $2,200,000 and UCC shall thereafter surrender its Purchased Note to OTC by depositing same with a reputable air courier company for delivery to OTC.

3.   The Warrant
          On or before May 13, 1997, OTC and D-S shall execute the Terminal Agreement in the form attached hereto as Exhibit B together with the appended Pipeline Agreement pursuant to which UCC shall receive the transferable and assignable right to use the Facility for up to 100,000 metric tons of throughput and UCC shall surrender the Warrant to OTC by depositing same with a reputable air courier company for delivery to OTC.

4.   UCC's SUPPORT OBLIGATIONS
          In consideration of UCC's undertakings pursuant to Articles 2 and 3 hereof, OTC shall cause UCC's obligations under the Support Agreement to be totally and fully extinguished by execution by Bank of America of a release in a form acceptable to UCC and delivery thereof to UCC on or prior to May 13, 1997.

5.   Payment to Olefins Marketing
          Upon receipt by UCC of the sum of $2.2 MM and a fully executed original of the Terminal Agreement and of the appended Pipeline Agreement, UCC shall pay to Olefins Marketing Inc. the sum of $100,000 as provided in the Settlement Agreement of the OMI/UCC litigation dated September 12,1996.

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6.   INDEMNIFICATION

          JLM, D-S, and OTC (for purposes of this Article the "Indemnitors")

          (a) hereby waive any claims against UCC resulting from or arising out of, and

          (b) shall jointly and severally defend, indemnify and hold harmless UCC from and against any and all liability, loss, damage, expense, including attorneys fees, causes of action, suits, claims or judgments, of any nature whatsoever, resulting from or arising out of the incorporation, financing, refinancing, operations or business or other activities of OTC, including but not limited to any alleged liabilities pursuant to the Purchase Agreement, the Warrant-holders/Stockholders Agreement, the Support Agreement and the Terminal and Service Agreement and Indemnitors shall defend or settle at their own expense any suit or action which may be brought against UCC with respect to any such claim or liability; provided, however, that UCC shall have given prompt notice in writing to Indemnitors of any claim and of the bringing, or any written threat of the bringing of any such suit or action, and shall permit Indemnitors by their counsel to defend or settle the same; and, provided, further, that UCC shall not
     settle or compromise any such suit or action without the prior     written
     consent of Indemnitors.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

UNION CARBIDE CORPORATION                  JLM INDUSTRIES, INC.

By:/s/                                     By:/s/
   -----------------------------              --------------------------

Title:/s/                                  Title:/s/
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OLEFINS TERMINAL CORPORATION               D-S SPLITTER, INC.

By:/s/                                     By:/s/
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Title:/s/                                  Title:/s/
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